As filed with the Securities and Exchange Commission on December 21, 2006

Registration No. 333-109807

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

Registration Statement Under the Securities Act of 1933

ASPEN TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	04-2739697
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

Ten Canal Park

Cambridge, Massachusetts 02141

(617) 949-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

MARK E. FUSCO

President and Chief Executive Officer

Aspen Technology, Inc.

Ten Canal Park

Cambridge, Massachusetts 02141

(617) 949-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

FREDERIC G. HAMMOND, ESQ.	MARK L. JOHNSON, ESQ.
Senior Vice President and General Counsel	Wilmer Cutler Pickering Hale and Dorr LLP
Aspen Technology, Inc.	60 State Street
Ten Canal Park	Boston, Massachusetts 02109
Cambridge, Massachusetts 02141	Telephone: (617) 526-6000
Telephone: (617) 949-1000

The registrant hereby withdraws from registration all of the shares of its common stock, $0.10 par value per share, registered pursuant to its registration statement on Form S-3 (registration number 333-109807) but not sold as of the time of filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, as of December 21, 2006.

ASPEN TECHNOLOGY, INC.

By:	/s/ Mark E. Fusco
Mark E. Fusco
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed as of December 21, 2006 by the following persons in the capacities indicated.

	Signature	Title

	/s/ Mark E. Fusco	President, Chief Executive Officer and Director
	Mark E. Fusco	(Principal Executive Officer)

	/s/ Bradley T. Miller	Senior Vice President and Chief Financial Officer
	Bradley T. Miller	(Principal Financial and Accounting Officer)

Director
Donald P. Casey

Director
Gary E. Haroian

	*	Director
Stephen M. Jennings

	*	Director
Joan C. McArdle

Director
David M. McKenna

	*	Director
Michael Pehl

*By:	/s/ Mark L. Johnson
Mark L. Johnson
Attorney-in-fact